EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements Nos. 333-18981, 333-18983, 333-18985, 333-18987, 333-18989, 333-29153, 333-63493, 333-36646, 333-46126 and 333-67710 all on Form S-8 of SRS Labs, Inc., of our report dated February 18, 2005, except as to Note 1, paragraphs 16 and 17, which are as of March 17, 2005, appearing in SRS Labs, Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2004.

BDO SEIDMAN, LLP

Costa Mesa, California

May 17, 2005